EXHIBIT 99.1


               RCG Companies Announces Sale of Vacation Express(R)

Charlotte, NC - December 13, 2004 - RCG Companies Incorporated (AMEX: RCG) announced today that it has sold substantially all of the assets of its Vacation Express(R) subsidiary for the assumption by the purchaser of $8 million in existing liabilities and certain other considerations. RCG remains fully committed to own and operate its SunTrips(R) subsidiary, which is a critical component of its future growth. SunTrips will continue its strong and committed relationship with My Travel Canada, which will continue to negotiate hotel rates on SunTrips' behalf.

Commenting on the announcement, Michael D. Pruitt, Chief Executive Officer of RCG, stated, "The sale of Vacation Express allows RCG to focus on the assets that management and the Board of Directors believe will maximize shareholder value--SunTrips and 1800CheapSeats, which RCG currently has an agreement to acquire. Moreover, the sale substantially reduces our overall operating risk by eliminating the load-factor risk inherent in the charter-airline business."

Mr. Pruitt continued, "The sale is a continuation of our strategy shift toward a focus on our SunTrips subsidiary coupled with an online presence in the travel industry, which will come through our pending purchase of 1800CheapSeats and our launch of SunTrips.com, planned for the first quarter of calendar year 2005."

RCG recently announced it signed an agreement to acquire 100% of the outstanding shares of stock of Farequest Holdings, Inc., which owns and operates one of the leading online travel companies, 1800CheapSeats (www.1800cheapseats.com). Approximately 70% of 1800CheapSeats' business is generated online. 1800CheapSeats will serve as an additional sales and distribution outlet for SunTrips' leisure-tours business, complimenting its historical distribution through its network of independent travel agents throughout the United States. 1800CheapSeats will also have the opportunity to substantially expand its own operations by being able to package RCG's hotel inventory with 1800CheapSeats existing air-travel contracts.

About RCG Companies Incorporated
RCG Companies Incorporated (www.rcgcompanies.com) is focused on delivering to its shareholders rapidly growing, relatively low-risk revenues, along with increasing earnings per share. The majority of RCG's revenues are currently derived from its wholly owned travel service organization, SunTrips(R) (www.suntrips.com), which delivers leisure and vacation-travel packages. RCG is also involved in the technology services sector through its wholly owned software and information technology services segment, Logisoft Corp.

Statements in this news release about anticipated or expected future revenue or growth or expressions of future goals or objectives, including statements regarding whether current plans to grow and strengthen the Company's existing network will be implemented or accomplished, are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended. All forward-looking statements in this release are based upon information available to the Company on the date of this release.

Any forward-looking statements involve risks and uncertainties, including the risk that the Company will be unable to grow or strengthen its network due to a lack of capital or an inability to identify acquisition candidates and that the Company may not realize anticipated cost savings or revenue-growth opportunities associated with restructuring certain operational and financial policies, procedures and contracts of SunTrips(R). Additionally, forward-looking statements concerning the performance of the travel and leisure industry are based on current market conditions and risks, which may change as the result of certain regulatory, political or economic events, a shift in consumer travel preferences, as well as those risks and uncertainties described in the Company's filings with the Securities and Exchange Commission that could cause actual events or results to differ materially from the events or results described in the forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on these forward-looking statements.

This material is not a substitute for the proxy statement/prospectus that RCG Companies Incorporated will file with the Securities and Exchange Commission. Investors are urged to read that document when it is available because it will contain important information, including detailed risk factors. The proxy statement/prospectus and other important documents to be filed by RCG will be available free of charge at the SEC's Web site (www.sec.gov) and from RCG. RCG, its directors and certain of its executive officers may be considered participants in the solicitation of proxies in connection with the merger. Information concerning RCG's directors and executive officers can be found in the documents filed by RCG with the SEC. Certain directors and executive officers of RCG may have direct or indirect interests in the merger. Additional information regarding the participants will be contained in the proxy statement/prospectus.

Investor Contact:
Robert B. Prag, President
The Del Mar Consulting Group, Inc.
(858) 794-9500
bprag@delmarconsulting.com